Exhibit 99.1

For Immediate Release:	October 18, 2019

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC. ANNOUNCES
THIRD QUARTER EARNINGS

HARTFORD, Conn., October 18, 2019 – United Financial Bancorp, Inc. ("United Financial" or the "Company") (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank"), announced results for the quarter ended September 30, 2019.

The Company reported net income of $12.7 million, or $0.25 per diluted share, for the quarter ended September 30, 2019, compared to a net loss for the quarter ended June 30, 2019 ("linked quarter") of $3.2 million, or $0.06 per diluted share. The net loss for the linked quarter was primarily due to an impairment charge recorded on the Company's investments in D.C. Solar LLCs of $6.3 million (after tax) and the related establishment of an additional tax reserve of $8.7 million during the three months ended June 30, 2019. The Company reported net income of $16.3 million, or $0.32 per diluted share, for the quarter ended September 30, 2018.

On July 15, 2019, United Financial and People's United Financial, Inc. announced the signing of a definitive agreement and plan of merger pursuant to which United Financial will merge with and into People's United Financial, Inc., with People's United Financial, Inc. surviving the merger, in an all stock transaction valued at approximately $759.0 million as of July 15, 2019. Consummation of the merger is expected to be effective on November 1, 2019, subject to receipt of the requisite approval by United Financial’s shareholders and satisfaction of other customary closing conditions. A special meeting of United Financial’s shareholders to consider and vote upon the approval of the merger and related matters is scheduled to be held on October 22, 2019.

Balance Sheet

Assets totaled $7.18 billion at September 30, 2019, representing a decrease of $155.9 million, or 2.1%, from $7.34 billion at June 30, 2019. At September 30, 2019, total available for sale securities were $823.2 million, representing a decrease of $17.3 million, or 2.1%, from the linked quarter. The overall decrease was primarily due to sales of lower yielding, higher risk weighted securities, offset by purchases of various mortgage-backed securities and corporate bonds. At September 30, 2019, total loans were $5.68 billion, representing a decrease of $79.9 million, or 1.4%, from the linked quarter. Changes to loan balances during the third quarter of 2019 were highlighted by a $74.0 million, or 8.1%, decrease in commercial business loans, a $22.3 million, or 3.9%, decrease in home equity loans, a $7.4 million, or 58.7%, decrease in residential construction loans, a $6.5 million, or 0.3%, decrease in investor non-owner occupied commercial real estate loans, a $5.6 million, or

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0.4%, decrease in residential real estate loans and a $2.0 million, or 0.4%, decrease in owner-occupied commercial real estate loans from the linked quarter. Slightly offsetting the decreased loan balances above were a $26.8 million, or 6.1%, increase in other consumer loans and an $11.1 million, or 13.8%, increase in commercial construction loans. Loans held for sale decreased $27.7 million, or 71.4%, from the linked quarter due to a change in pipeline delivery terms. Total cash and cash equivalents decreased $12.3 million, or 10.7%, from the linked quarter as the Company utilized excess cash to pay off maturing Federal Home Loan Bank advances.

Deposits totaled $5.65 billion at September 30, 2019 and decreased by $74.5 million, or 1.3%, from $5.73 billion at June 30, 2019. Decreases in deposit balances during the third quarter of 2019 were primarily due to a $116.2 million, or 6.4%, decrease in certificates of deposit balances, a $20.8 million, or 4.3%, decrease in regular savings accounts and a $5.0 million, or 0.6%, decrease in non-interest bearing checking deposits. Offsetting these decreases was a $48.6 million, or 5.4%, increase in NOW checking account balances and an $18.7 million, or 1.1%, increase in money market account balances in the third quarter.

Total Federal Home Loan Bank advances decreased by $98.2 million, or 15.1%, over the linked quarter as the Company utilized excess cash generated from proceeds from loan and security cash flows to pay off maturing advances as noted above.

Investment in D.C. Solar Tax-Advantaged Funds

The Company continues to monitor developments in its investments in Solar Eclipse Investment Fund X, LLC, Solar Eclipse Investment Fund XV, LLC, and Solar Eclipse Investment Fund XXII, LLC ("LLC investments"), all of which are borrowers of and lessees to D.C. Solar Solutions, Inc. and D.C. Solar Distribution, Inc., respectively. In late January and early February 2019, D.C Solar Solutions, Inc., D.C. Solar Distribution, Inc. and several affiliated companies filed for Chapter 11 bankruptcy. On March 22, 2019, all cases were converted to cases under Chapter 7 of the Bankruptcy Code.

During the linked quarter, the Company recorded an impairment charge to the investment in the LLCs of $6.3 million (after tax) and an additional tax reserve of $8.7 million to reflect the loss and the associated uncertain tax positions. The net impact to net income for the linked quarter was $15.0 million. There was no additional measurable loss identified during the three months ended September 30, 2019. Given the facts and circumstances that we are aware of at the time of the issuance of this release, the Company does not believe a full loss or total tax benefit reversal to be likely.

Net Interest Income

Net interest income decreased by $604,000, or 1.3%, on a linked quarter basis, to $46.4 million, primarily attributable to a decrease in interest and dividend income of $900,000, or 1.2%, to $72.5 million, being partially offset by a decrease in interest expense of $296,000, or 1.1%, to $26.1 million. Average interest-earning assets decreased by $26.2 million, or 0.4%, on a linked quarter basis, primarily due to a $20.4 million, or 33.8%, decrease in average other earning asset balances, as well as a $3.1 million, or 9.0%, decrease in average FHLB stock and a $2.7 million, or 0.3%, decrease in average investments as a result of sales of lower yielding, higher risk weighted securities.

Interest expense decreased by $296,000, or 1.1%, to $26.1 million during the third quarter of 2019, from $26.4 million in the linked quarter. Average interest-bearing deposit balances increased by $10.2 million, or 0.2%, on a linked quarter basis, primarily driven by a $93.0 million, or 3.7%, increase in average NOW and money market account balances, offset by a $61.3 million, or 3.3%, decrease in average certificates of deposit and a

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$21.5 million, or 4.3%, decrease in average savings account balances. Average non-interest bearing deposits increased by $14.0 million, or 1.8%, as compared to the linked quarter. Average Federal Home Loan Bank advances decreased by $85.5 million, or 12.3%.

The tax-equivalent net interest margin decreased by 5 basis points to 2.77% in the third quarter of 2019, from 2.82% in the linked period. The decrease in the tax-equivalent net interest margin was driven by a 7 basis point decrease in the yield of interest-earning assets slightly offset by a 1 basis point decrease in the cost of interest-bearing liabilities. The interest-earning asset yield decline was largely driven by a 25 basis point decrease in the yield on commercial business loans, a 12 basis point decrease in the yield on commercial real estate loans and a 6 basis point decrease in the yield on home equity loans. In addition, there was a 37 basis point decrease in the yield on Federal Home Loan Bank Stock and a 15 basis point decrease in the yield on investment securities. These decreases were offset by an 11 basis point increase in the yield on residential real estate loans, an 8 basis point increase in the yield on construction loans, a 5 basis point increase in the yield on other earning assets and a 2 basis point increase in the yield on other consumer loans. The total cost of funds remained unchanged at 1.64% as compared to the linked quarter.

Provision for Loan Losses

The provision for loan losses totaled $2.0 million for the quarter ended September 30, 2019 as compared to $2.5 million for the linked quarter. Net charge-offs for the quarter ended September 30, 2019 totaled $1.5 million, or 0.10%, as a percentage of average loans outstanding, as compared to $1.3 million, or 0.09%, as a percentage of average loans for the quarter ended June 30, 2019. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local and national economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income increased by $8.3 million to $9.2 million for the quarter ended September 30, 2019 from $840,000 in the linked quarter. The increase in the third quarter's non-interest income was driven primarily by a $7.7 million decrease in net loss on limited partnership investments as compared to the linked quarter, due mainly to the $7.8 million impairment charge on the D.C. Solar LLC investments recorded in the linked quarter as discussed above. There was no similar impairment recorded during the quarter ended September 30, 2019. Other increases included a $933,000, or 227.6%, increase in income from mortgage banking activities and an increase of $493,000, or 32.4%, in bank-owned life insurance income as compared to the linked quarter. These increases were offset by a decrease of $922,000, or 12.2%, in service charges and fee income primarily resulting from lower swap fee income as compared to the linked quarter.

Non-Interest Expense

Non-interest expense for the quarter ended September 30, 2019 totaled $38.6 million and decreased by $903,000, or 2.3%, from the linked quarter. The decrease in non-interest expense during the quarter was driven by an $832,000, or 108.2%, decrease in FDIC insurance assessment expense due to receipt of FDIC credits, a $378,000, or 1.7%, decrease in salaries and employee benefits expense and a $302,000, or 5.1%, decrease in other non-interest expense. These decreases were offset by a $543,000, or 22.5%, increase in professional fees largely due to legal expenses pertaining to the proposed acquisition by People's United Financial, Inc. as compared to the linked quarter.

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Provision for Income Taxes

The provision for income taxes was $2.3 million for the quarter ended September 30, 2019 as compared to $9.2 million in the linked quarter. The effective tax rate was 15.0% at September 30, 2019 as compared to 154.9% at June 30, 2019. The effective tax rate is lower compared to the linked quarter due to the recognition of uncertain tax positions of $8.7 million associated with D.C. Solar LLC investments during the linked quarter as discussed above.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets decreasing by $1.3 million to $30.7 million at September 30, 2019 from $32.0 million at June 30, 2019. The ratio of non-performing assets to total assets for the quarter ended September 30, 2019 was 0.43%, as compared to 0.44% in the linked quarter.

Capital

The Company reported Tangible Common Equity ("TCE") of $608.7 million, or 8.4% of average assets, for the quarter ended September 30, 2019. Tangible book value per share increased to $11.90 at September 30, 2019 from $11.71 at June 30, 2019. The increase was primarily driven by the impact of the Company's net income of $12.7 million and an increase in accumulated other comprehensive income as a result of an increase in the market value of the Company’s investment portfolio as compared to the previous quarter, offset by the cash dividend payment to shareholders of $0.12 per share during the quarter. Book value per share at September 30, 2019 was $14.27, as compared to $14.09 in the linked quarter.

Dividend

On October 9, 2019, the Board of Directors of United Financial Bancorp, Inc. declared a cash dividend of $0.12 per share to shareholders of record at the close of business on October 21, 2019, payable on October 23, 2019.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, small business, wealth management and consumer banking products and services to customers throughout Connecticut, Massachusetts and Rhode Island. United Bank is a financially strong, leading New England bank headquartered in Hartford, Connecticut with more than 50 branches in three states. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At September 30, 2019, the Company had $7.18 billion in assets.

For more information about United Bank’s services and products, call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

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Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-10 through F-12 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

Forward Looking Statements

This press release contains certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events, such as the anticipated effect of the Company's LLC investments and the proposed merger with People's United Financial, Inc., and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include the outcome of the D.C. Solar bankruptcy, delays or difficulties in obtaining the requisite approvals for the merger with People's United Financial, Inc., increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Interest and dividend income:	(In thousands, except share data)
Loans	$65,255	$61,061	$195,669	$173,799
Securities-taxable interest	5,823	5,822	18,415	17,289
Securities-non-taxable interest	623	2,347	2,361	7,130
Securities-dividends	572	748	1,881	2,121
Interest-bearing deposits	232	213	798	476
Total interest and dividend income	72,505	70,191	219,124	200,815
Interest expense:
Deposits	20,740	15,767	61,235	39,658
Borrowed funds	5,359	5,995	17,536	18,004
Total interest expense	26,099	21,762	78,771	57,662
Net interest income	46,406	48,429	140,353	143,153
Provision for loan losses	2,037	2,007	6,552	6,296
Net interest income after provision for loan losses	44,369	46,422	133,801	136,857
Non-interest income:
Service charges and fees	6,616	6,623	20,339	19,324
Net gain (loss) from sales of securities	107	(58)	981	120
Income from mortgage banking activities	523	1,486	704	4,061
Bank-owned life insurance income	2,014	1,460	5,481	4,777
Net loss on limited partnership investments	(244)	(221)	(8,745)	(1,771)
Other income	149	265	225	693
Total non-interest income	9,165	9,555	18,985	27,204
Non-interest expense:
Salaries and employee benefits	21,545	22,643	65,670	65,954
Service bureau fees	2,360	2,209	6,595	6,592
Occupancy and equipment	5,136	4,487	15,787	14,104
Professional fees	2,957	1,013	6,664	3,282
Marketing and promotions	677	1,119	2,317	2,993
FDIC insurance assessments	(63)	655	1,365	2,129
Core deposit intangible amortization	372	288	1,179	930
Other	5,570	6,529	17,621	18,065
Total non-interest expense	38,554	38,943	117,198	114,049
Income before income taxes	14,980	17,034	35,588	50,012
Provision for income taxes	2,250	726	13,449	2,271
Net income	$12,730	$16,308	$22,139	$47,741

Net income per share:
Basic	$0.25	$0.32	$0.44	$0.94
Diluted	$0.25	$0.32	$0.44	$0.94
Weighted-average shares outstanding:
Basic	50,651,762	50,624,832	50,629,153	50,535,569
Diluted	50,813,908	51,104,776	50,780,547	51,026,105

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Interest and dividend income:	(In thousands, except share data)
Loans	$65,255	$65,650	$64,764	$63,227	$61,061
Securities-taxable interest	5,823	6,117	6,475	5,705	5,822
Securities-non-taxable interest	623	644	1,094	2,339	2,347
Securities-dividends	572	653	656	702	748
Interest-bearing deposits	232	341	225	250	213
Total interest and dividend income	72,505	73,405	73,214	72,223	70,191
Interest expense:
Deposits	20,740	20,564	19,931	18,183	15,767
Borrowed funds	5,359	5,831	6,346	5,678	5,995
Total interest expense	26,099	26,395	26,277	23,861	21,762
Net interest income	46,406	47,010	46,937	48,362	48,429
Provision for loan losses	2,037	2,472	2,043	2,618	2,007
Net interest income after provision for loan losses	44,369	44,538	44,894	45,744	46,422
Non-interest income:
Service charges and fees	6,616	7,538	6,185	7,447	6,623
Net gain (loss) from sales of securities	107	137	737	25	(58)
Income (loss) from mortgage banking activities	523	(410)	591	698	1,486
Bank-owned life insurance income	2,014	1,521	1,946	1,517	1,460
Net loss on limited partnership investments	(244)	(7,898)	(603)	(405)	(221)
Other income (loss)	149	(48)	124	211	265
Total non-interest income	9,165	840	8,980	9,493	9,555
Non-interest expense:
Salaries and employee benefits	21,545	21,923	22,202	25,341	22,643
Service bureau fees	2,360	2,198	2,037	2,309	2,209
Occupancy and equipment	5,136	5,111	5,540	6,384	4,487
Professional fees	2,957	2,414	1,293	1,136	1,013
Marketing and promotions	677	782	858	1,108	1,119
FDIC insurance assessments	(63)	769	659	611	655
Core deposit intangible amortization	372	388	420	420	288
Other	5,570	5,872	6,178	6,409	6,529
Total non-interest expense	38,554	39,457	39,187	43,718	38,943
Income before income taxes	14,980	5,921	14,687	11,519	17,034
Provision (benefit) for income taxes	2,250	9,169	2,030	(646)	726
Net income (loss)	$12,730	$(3,248)	$12,657	$12,165	$16,308

Net income (loss) per share:
Basic	$0.25	$(0.06)	$0.25	$0.24	$0.32
Diluted	$0.25	$(0.06)	$0.25	$0.24	$0.32
Weighted-average shares outstanding:
Basic	50,651,762	50,620,236	50,615,059	50,613,498	50,624,832
Diluted	50,813,908	50,620,236	50,907,092	50,970,000	51,104,776

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$66,727	$67,939	$50,823	$36,434	$48,786
Short-term investments	35,731	46,807	104,350	61,530	29,809
Total cash and cash equivalents	102,458	114,746	155,173	97,964	78,595
Available for sale securities – At fair value	823,247	840,500	848,541	973,347	972,035
Loans held for sale	11,108	38,809	16,172	78,788	86,948
Loans:
Commercial real estate loans:
Owner-occupied	457,601	459,648	439,366	443,398	434,906
Investor non-owner occupied	1,964,650	1,971,103	1,932,137	1,911,070	1,888,848
Construction	91,143	80,063	94,649	87,493	78,235
Total commercial real estate loans	2,513,394	2,510,814	2,466,152	2,441,961	2,401,989
Commercial business loans	836,476	910,473	920,165	886,770	861,030
Consumer loans:
Residential real estate	1,300,676	1,306,208	1,322,423	1,313,373	1,283,126
Home equity	553,349	575,683	583,368	583,454	579,907
Residential construction	5,183	12,542	13,620	20,632	32,750
Other consumer	466,204	439,413	425,854	410,249	369,781
Total consumer loans	2,325,412	2,333,846	2,345,265	2,327,708	2,265,564
Total loans	5,675,282	5,755,133	5,731,582	5,656,439	5,528,583
Net deferred loan costs and premiums	17,002	17,965	17,901	17,786	16,603
Allowance for loan losses	(53,751)	(53,206)	(52,041)	(51,636)	(49,909)
Loans receivable - net	5,638,533	5,719,892	5,697,442	5,622,589	5,495,277
Federal Home Loan Bank of Boston stock, at cost	29,421	34,335	37,702	41,407	42,032
Accrued interest receivable	23,930	24,938	25,061	24,823	25,485
Deferred tax asset, net	25,561	27,366	27,600	32,706	31,473
Premises and equipment, net	60,748	62,304	63,863	68,657	67,612
Operating lease right-of-use assets	42,079	43,171	44,377	—	—
Financing lease right-of-use assets	4,177	4,266	4,356	—	—
Goodwill	116,709	116,709	116,727	116,769	115,281
Core deposit intangible asset	4,847	5,219	5,607	6,027	3,561
Cash surrender value of bank-owned life insurance	196,239	195,993	194,496	193,429	181,928
Other assets	100,999	107,707	102,823	100,368	107,271
Total assets	$7,180,056	$7,335,955	$7,339,940	$7,356,874	$7,207,498

F - 3

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$838,913	$843,926	$777,969	$799,785	$759,210
Interest-bearing	4,813,137	4,882,622	4,886,283	4,870,814	4,741,153
Total deposits	5,652,050	5,726,548	5,664,252	5,670,599	5,500,363
Mortgagors’ and investor escrow accounts	7,498	14,541	11,510	4,685	9,597
Federal Home Loan Bank advances and other borrowings	643,501	741,989	826,668	899,626	926,592
Operating lease liabilities	54,163	55,197	56,265	—	—
Financing lease liabilities	4,450	4,518	4,585	—	—
Accrued expenses and other liabilities	88,112	73,140	52,562	69,446	61,128
Total liabilities	6,449,774	6,615,933	6,615,842	6,644,356	6,497,680
Total stockholders’ equity	730,282	720,022	724,098	712,518	709,818
Total liabilities and stockholders’ equity	$7,180,056	$7,335,955	$7,339,940	$7,356,874	$7,207,498

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Share Data:
Basic net income (loss) per share	$0.25	$(0.06)	$0.25	$0.24	$0.32
Diluted net income (loss) per share	0.25	(0.06)	0.25	0.24	0.32
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.90	$11.71	$11.78	$11.54	$11.55
Key Statistics:
Total revenue	$55,571	$47,850	$55,917	$57,855	$57,984
Total non-interest expense	38,554	39,457	39,187	43,718	38,943
Average earning assets	6,680,059	6,706,237	6,783,604	6,708,701	6,671,424
Key Ratios:
Return (loss) on average assets (annualized)	0.70%	(0.18%)	0.69%	0.67%	0.91%
Return (loss) on average equity (annualized)	7.05%	(1.79%)	7.13%	6.89%	9.26%
Tax-equivalent net interest margin (annualized)	2.77%	2.82%	2.81%	2.90%	2.92%
Non-interest expense to average assets (annualized)	2.13%	2.16%	2.13%	2.41%	2.17%
Cost of funds (annualized) (1)	1.64%	1.64%	1.61%	1.48%	1.36%
Total revenue growth rate	16.14%	(14.43%)	(3.35%)	(0.22)%	2.55%
Total revenue growth rate (annualized)	64.54%	(57.71%)	(13.40%)	(0.89)%	10.21%
Average earning asset growth rate	(0.39%)	(1.14%)	1.12%	0.56%	1.31%
Average earning asset growth rate (annualized)	(1.56%)	(4.56%)	4.47%	2.24%	5.25%
Residential Mortgage Production:
Dollar volume (total)	$62,878	$46,549	$31,882	$128,209	$143,673
Mortgages originated for purchases	31,241	24,409	21,434	101,266	111,555
Loans sold	68,031	22,352	89,980	108,663	99,372
Income (loss) from mortgage banking activities	523	(410)	591	698	1,486
Non-performing Assets:
Residential real estate	$13,015	$12,893	$13,742	$13,217	$11,949
Home equity	4,890	5,051	4,577	4,735	4,005
Investor-owned commercial real estate	1,928	2,357	739	1,131	1,525
Owner-occupied commercial real estate	1,408	1,989	1,830	2,450	1,202
Construction	—	137	171	199	243
Commercial business	1,660	1,666	1,627	944	985
Other consumer	1,143	657	1,034	1,030	597
Non-accrual loans	24,044	24,750	23,720	23,706	20,506
Troubled debt restructured – non-accruing	5,309	5,820	5,479	6,971	6,706
Total non-performing loans	29,353	30,570	29,199	30,677	27,212
Other real estate owned	1,347	1,455	1,429	1,389	1,808
Total non-performing assets	$30,700	$32,025	$30,628	$32,066	$29,020
Non-performing loans to total loans	0.52%	0.53%	0.51%	0.54%	0.49%
Non-performing assets to total assets	0.43%	0.44%	0.42%	0.44%	0.40%
Allowance for loan losses to non-performing loans	183.12%	174.05%	178.23%	168.32%	183.41%
Allowance for loan losses to total loans	0.95%	0.92%	0.91%	0.91%	0.90%
Non-GAAP Ratios: (2)
Efficiency ratio	65.33%	69.99%	69.67%	69.18%	65.61%
Return (loss) on average tangible common equity (annualized)	8.68%	(1.94%)	8.85%	8.55%	11.30%
Pre-provision net revenue to average assets	1.06%	0.92%	0.92%	1.00%	1.12%

(1)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest-bearing deposits and interest-bearing liabilities.

(2)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance. Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on pages F-11 and F-12.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,353,068	$12,939	3.82%	$1,375,948	$12,451	3.65%
Commercial real estate	2,430,138	27,662	4.45	2,320,375	26,105	4.40
Construction	93,461	1,260	5.27	114,068	1,379	4.73
Commercial business	874,423	10,532	4.71	841,936	9,428	4.38
Home equity	561,172	7,561	5.35	584,706	7,471	5.07
Other consumer	451,562	5,800	5.10	351,892	4,532	5.11
Investment securities	843,963	6,604	3.11	995,405	8,686	3.48
Federal Home Loan Bank stock	32,310	534	6.61	45,016	715	6.35
Other earning assets	39,962	236	2.34	42,078	216	2.04
Total interest-earning assets	6,680,059	73,128	4.32	6,671,424	70,983	4.21
Allowance for loan losses	(53,741)			(49,823)
Non-interest-earning assets	629,146			569,471
Total assets	$7,255,464			$7,191,072
Interest-bearing liabilities:
NOW and money market	$2,610,253	$10,511	1.60%	$2,515,660	$8,461	1.33%
Savings	482,639	75	0.06	501,700	75	0.06
Certificates of deposit	1,769,455	10,154	2.28	1,691,382	7,231	1.70
Total interest-bearing deposits	4,862,347	20,740	1.69	4,708,742	15,767	1.33
Federal Home Loan Bank advances	608,551	4,074	2.62	844,207	4,591	2.13
Other borrowings	87,707	1,285	5.73	111,760	1,404	4.92
Total interest-bearing liabilities	5,558,605	26,099	1.86	5,664,709	21,762	1.52
Non-interest-bearing deposits	810,523			750,503
Other liabilities	163,994			71,554
Total liabilities	6,533,122			6,486,766
Stockholders’ equity	722,342			704,306
Total liabilities and stockholders’ equity	$7,255,464			$7,191,072
Net interest-earning assets	$1,121,454			$1,006,715
Tax-equivalent net interest income		47,029			49,221
Tax-equivalent net interest rate spread (1)			2.46%			2.69%
Tax-equivalent net interest margin (2)			2.77%			2.92%
Average interest-earning assets to average interest-bearing liabilities			120.18%			117.77%
Less tax-equivalent adjustment		623			792
Net interest income		$46,406			$48,429

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2019			June 30, 2019
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,353,068	$12,939	3.82%	$1,351,571	$12,520	3.71%
Commercial real estate	2,430,138	27,662	4.45	2,379,330	27,503	4.57
Construction	93,461	1,260	5.27	105,801	1,387	5.19
Commercial business	874,423	10,532	4.71	916,928	11,487	4.96
Home equity	561,172	7,561	5.35	576,046	7,771	5.41
Other consumer	451,562	5,800	5.10	433,971	5,496	5.08
Investment securities	843,963	6,604	3.11	846,711	6,921	3.26
Federal Home Loan Bank stock	32,310	534	6.61	35,513	620	6.98
Other earning assets	39,962	236	2.34	60,366	344	2.29
Total interest-earning assets	6,680,059	73,128	4.32	6,706,237	74,049	4.39
Allowance for loan losses	(53,741)			(52,680)
Non-interest-earning assets	629,146			636,544
Total assets	$7,255,464			$7,290,101
Interest-bearing liabilities:
NOW and money market	$2,610,253	$10,511	1.60%	$2,517,212	$10,267	1.64%
Savings	482,639	75	0.06	504,186	81	0.06
Certificates of deposit	1,769,455	10,154	2.28	1,830,763	10,215	2.24
Total interest-bearing deposits	4,862,347	20,740	1.69	4,852,161	20,563	1.70
Federal Home Loan Bank advances	608,551	4,074	2.62	694,082	4,542	2.59
Other borrowings	87,707	1,285	5.73	87,875	1,290	5.81
Total interest-bearing liabilities	5,558,605	26,099	1.86	5,634,118	26,395	1.87
Non-interest-bearing deposits	810,523			796,504
Other liabilities	163,994			134,924
Total liabilities	6,533,122			6,565,546
Stockholders’ equity	722,342			724,555
Total liabilities and stockholders’ equity	$7,255,464			$7,290,101
Net interest-earning assets	$1,121,454			$1,072,119
Tax-equivalent net interest income		47,029			47,654
Tax-equivalent net interest rate spread (1)			2.46%			2.52%
Tax-equivalent net interest margin (2)			2.77%			2.82%
Average interest-earning assets to average interest-bearing liabilities			120.18%			119.03%
Less tax-equivalent adjustment		623			644
Net interest income		$46,406			$47,010

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,361,721	$38,345	3.75%	$1,342,955	$35,977	3.59%
Commercial real estate	2,389,734	82,467	4.55	2,303,188	74,522	4.27
Construction	103,422	4,073	5.19	116,144	4,035	4.58
Commercial business	893,211	32,632	4.82	833,612	26,949	4.26
Home equity	573,056	23,206	5.41	583,876	21,056	4.82
Other consumer	434,652	16,470	5.07	324,802	12,394	5.10
Investment securities	885,389	21,344	3.21	1,018,609	26,305	3.44
Federal Home Loan Bank stock	36,069	1,781	6.59	48,513	2,024	5.56
Other earning assets	45,667	808	2.37	36,856	487	1.77
Total interest-earning assets	6,722,921	221,126	4.36	6,608,555	203,749	4.09
Allowance for loan losses	(52,842)			(48,750)
Non-interest-earning assets	635,164			559,792
Total assets	$7,305,243			$7,119,597
Interest-bearing liabilities:
NOW and money market	$2,565,190	$31,089	1.62%	$2,307,660	$19,517	1.13%
Savings	495,599	230	0.06	510,137	225	0.06
Certificates of deposit	1,807,829	29,916	2.21	1,745,332	19,916	1.53
Total interest-bearing deposits	4,868,618	61,235	1.68	4,563,129	39,658	1.16
Federal Home Loan Bank advances	700,461	13,660	2.57	945,085	13,829	1.93
Other borrowings	88,109	3,876	5.80	113,937	4,175	4.83
Total interest-bearing liabilities	5,657,188	78,771	1.86	5,622,151	57,662	1.37
Non-interest-bearing deposits	784,334			734,253
Other liabilities	144,741			66,491
Total liabilities	6,586,263			6,422,895
Stockholders’ equity	718,980			696,702
Total liabilities and stockholders’ equity	$7,305,243			$7,119,597
Net interest-earning assets	$1,065,733			$986,404
Tax-equivalent net interest income		142,355			146,087
Tax-equivalent net interest rate spread (1)			2.50%			2.72%
Tax-equivalent net interest margin (2)			2.80%			2.93%
Average interest-earning assets to average interest-bearing liabilities			118.84%			117.54%
Less tax-equivalent adjustment		2,002			2,934
Net interest income		$140,353			$143,153

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-10 through F-12 in the following press release tables:

F - 9

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Net Income (Loss) (GAAP)	$12,730	$(3,248)	$12,657	$12,165	$16,308
Non-GAAP adjustments:
Non-interest income	(638)	(137)	(1,158)	(25)	58
Non-interest expense	1,932	570	—	2,677	(129)
Income tax benefit related to tax reform	—	—	—	(1,717)	—
Related income tax expense (benefit)	(116)	29	155	(557)	15
Net adjustment	1,178	462	(1,003)	378	(56)
Total net income (loss) (non-GAAP)	$13,908	$(2,786)	$11,654	$12,543	$16,252

Non-interest income (GAAP)	$9,165	$840	$8,980	$9,493	$9,555
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(107)	(137)	(737)	(25)	58
BOLI claim benefit	(531)	—	(421)	—	—
Net adjustment	(638)	(137)	(1,158)	(25)	58
Total non-interest income (non-GAAP)	8,527	703	7,822	9,468	9,613
Total net interest income	46,406	47,010	46,937	48,362	48,429
Total revenue (non-GAAP)	$54,933	$47,713	$54,759	$57,830	$58,042

Non-interest expense (GAAP)	$38,554	$39,457	$39,187	$43,718	$38,943
Non-GAAP adjustments:
Merger related expense	(1,932)	(570)	—	—	—
Lease exit/disposal cost obligation	—	—	—	(466)	129
Effect of position eliminations	—	—	—	(2,211)	—
Net adjustment	(1,932)	(570)	—	(2,677)	129
Total non-interest expense (non-GAAP)	$36,622	$38,887	$39,187	$41,041	$39,072

Total loans	$5,675,282	$5,755,133	$5,731,582	$5,656,439	$5,528,583
Non-covered loans (1)	(585,555)	(618,176)	(658,455)	(675,112)	(708,621)
Total covered loans	$5,089,727	$5,136,957	$5,073,127	$4,981,327	$4,819,962
Allowance for loan losses	$53,751	$53,206	$52,041	$51,636	$49,909
Allowance for loan losses to total loans	0.95%	0.92%	0.91%	0.91%	0.90%
Allowance for loan losses to total covered loans	1.06%	1.04%	1.03%	1.04%	1.04%
(1) Represents acquired loans that were recorded at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018

Efficiency Ratio:
Non-Interest Expense (GAAP)	$38,554	$39,457	$39,187	$43,718	$38,943
Non-GAAP adjustments:
Other real estate owned expense	(170)	(83)	(105)	(108)	(256)
Merger related expense	(1,932)	(570)	—	—	—
Lease exit/disposal cost obligation	—	—	—	(466)	129
Effect of position eliminations	—	—	—	(2,211)	—
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$36,452	$38,804	$39,082	$40,933	$38,816

Net Interest Income (GAAP)	$46,406	$47,010	$46,937	$48,362	$48,429
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	623	644	736	938	895

Non-Interest Income (GAAP)	9,165	840	8,980	9,493	9,555
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(107)	(137)	(737)	(25)	58
Net loss on limited partnership investments	244	7,898	603	405	221
BOLI claim benefit	(531)	—	(421)	—	—
Total Revenue for Efficiency Ratio (non-GAAP)	$55,800	$56,255	$56,098	$59,173	$59,158

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	65.33%	68.98%	69.67%	69.18%	65.61%

F - 11

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest Income (GAAP)	$46,406	$47,010	$46,937	$48,362	$48,429
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	623	644	736	938	895
Total tax-equivalent net interest income (A)	$47,029	$47,654	$47,673	$49,300	$49,324

Non-Interest Income (GAAP)	9,165	840	8,980	9,493	9,555
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(107)	(137)	(737)	(25)	58
Net loss on limited partnership investments	244	7,898	603	405	221
BOLI claim benefit	(531)	—	(421)	—	—
Non-Interest Income for PPNR (non-GAAP) (B)	$8,771	$8,601	$8,425	$9,873	$9,834

Non-Interest Expense (GAAP)	$38,554	$39,457	$39,187	$43,718	$38,943
Non-GAAP adjustments:
Merger related expense	(1,932)	(570)	—	—	—
Lease exit/disposal cost obligation	—	—	—	(466)	129
Effect of position eliminations	—	—	—	(2,211)	—
Non-Interest Expense for PPNR (non-GAAP) (C)	$36,622	$38,887	$39,187	$41,041	$39,072

Total PPNR (non-GAAP) (A + B - C) :	$19,178	$17,368	$16,911	$18,132	$20,086
Average Assets	7,255,464	7,290,101	7,371,438	7,244,396	7,191,072
PPNR to Average Assets (Annualized)	1.06%	0.95%	0.92%	1.00%	1.12%

Return on Average Tangible Common Equity (Annualized):
Net Income (Loss) (GAAP)	$12,730	$(3,248)	$12,657	$12,165	$16,308
Non-GAAP adjustments:
Intangible assets amortization, tax effected at 21%	294	307	332	332	228
Net Income (Loss) excluding intangible assets amortization, tax effected at 21%	$13,024	$(2,941)	$12,989	$12,497	$16,536
Average stockholders' equity (non-GAAP)	$722,342	$724,555	$709,905	$706,124	$704,306
Average goodwill & other intangible assets (non-GAAP)	122,132	119,287	122,597	121,614	119,009
Average tangible common stockholders' equity (non-GAAP)	$600,210	$605,268	$587,308	$584,510	$585,297
Return (Loss) on Average Tangible Common Equity (non-GAAP)	8.68%	(1.94)%	8.85%	8.55%	11.30%

F - 12